EXHIBIT 99.2

Segment and Category Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Segment Revenues:
Network Solutions	$138,549	$144,098	$262,432	$273,603
Services & Support	24,152	16,040	42,473	29,370

Total	$162,701	$160,138	$304,905	$302,973

Category Revenues:
Access & Aggregation	$102,232	$112,732	$196,087	$205,583
Customer Devices	40,876	30,042	73,229	61,746
Traditional & Other Products	19,593	17,364	35,589	35,644

Total	$162,701	$160,138	$304,905	$302,973

Sales by Geographic Region:
United States	$133,620	$104,396	$249,968	$187,868
International	29,081	55,742	54,937	115,105

Total	$162,701	$160,138	$304,905	$302,973